Exhibit 4.3

GUARANTY

THIS GUARANTY is made this 1st day of October, 2008, by LEE OIL COMPANY, INC., a Virginia corporation, LEE’S FOOD MART’S, LLC, a Tennessee limited liability company, and MOUND TECHNOLOGIES, INC., a Nevada corporation (collectively “Guarantors”), in favor of CHOICE FINANCIAL GROUP, a North Dakota state bank (“Lender”).

WHEREAS, Lender has agreed to loan $3,250,000 (the “Loan”) to Heartland, Inc., a Maryland corporation (“Borrower”);

WHEREAS, the Loan will be evidenced by a Promissory Note of even date herewith payable to the order of Lender in the original principal amount of $3,250,000 (the “Note”) (the Note, the Mortgage (as defined below) and the other documents executed in connection with the Loan are collectively referred to as the “Loan Documents”);

WHEREAS, payment of the Note is be secured, among other things, by (i) a mortgage lien evidenced by a Third Party Mortgage, Security Agreement and Fixture Financing Statement on the fee interest in certain real property located in Springboro, Ohio (the “Ohio Property”) owned by Mound Technologies, Inc., a Nevada corporation (the “Ohio Mortgage”), (ii) a mortgage lien evidenced by a Third Party Mortgage, Security Agreement and Fixture Financing Statement on the fee interest in certain real property located in _____________, Kentucky (the “Kentucky Property”) owned by Lee’s Food Mart’s, LLC, a Tennessee limited liability company (the “Kentucky Mortgage”), and (iii) a mortgage lien evidenced by a Third Party Deed of Trust, Security Agreement and Fixture Financing Statement on the fee interest in certain real property located in ______________, Virginia (the “Virginia Property”) owned by Lee Oil Company, Inc., a Virginia corporation (the “Virginia Deed of Trust”) (the Ohio Property, the Kentucky Property and the Virginia Property are collectively referred to as the “Property” and the Ohio Mortgage, the Kentucky Mortgage and the Virginia Deed of Trust are collectively referred to as the “Mortgage”); and

WHEREAS, Guarantors are related or affiliated with Borrower and/or will benefit from the Loan to Borrower;

WHEREAS, Lender, as a condition to making the Loan, has required the execution of this Guaranty;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors hereby agree as follows:

1. Guarantors hereby absolutely, unconditionally and jointly and severally guarantee to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the payment of all funds disbursed under and evidenced by the Note (and all interest thereon) and any extensions or renewals thereof and substitutions therefor; (ii) each and every sum secured by the Loan Documents; and (iii) each and every other of the obligations in connection with the Loan or sum now or hereafter owing under any agreement now or hereafter entered into between Lender and Borrower in connection with the Loan or the Property, including, without limitation, all of the indemnification provisions of the Loan Documents (all of said sums being hereinafter called the “Indebtedness”); and Guarantors agree pay all costs, expenses and attorneys’ fees paid or incurred by Lender in endeavoring to collect the Indebtedness and in enforcing this Guaranty.  The obligations of Guarantors shall be joint and several with all other parties liable for the Indebtedness.

2. Each Guarantor shall jointly and severally defend and indemnify Lender and its shareholders, directors, officers, employees, agents, attorneys, insurers, contractors, licensees, invitees, successors and assigns (collectively “Indemnified Parties”) from and against, shall hold the Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for any and all costs, directly or indirectly incurred by the Indemnified Parties, including attorneys’ and consultants’ fees resulting from any violation of any Accessibility Regulation.  This Indemnity shall be deemed continuing for the benefit of the Indemnified Parties, including any purchaser at a foreclosure or other sale under the Mortgage, any transferee of the title from Lender, and any subsequent owner of the Property, and shall survive the satisfaction or release of the Mortgage, any foreclosure of or other sale under the Mortgage and/or any acquisition of title to the Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise, and also shall survive the repayment or any other satisfaction of the Loan.  Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the highest rate payable pursuant to the Note including any default rate, as therein defined, and shall be payable on demand.  Each Guarantor agrees that its obligations under this Agreement are separate from, independent of, and in addition to its obligations, if any, under the Mortgage and other documents which secure the Loan.

As used herein, the following terms shall have the following meanings:

(a)
“Accessibility Regulation” means a Law relating to accessibility of facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans With Disabilities Act of 1991, as amended.

(b)	“Law” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement.

3. Indebtedness of Borrower under the Note or otherwise may be created and continued in any amount without affecting or impairing the liability of Guarantors hereunder, and Lender may pay (or allow for the payment of) the excess out of any sums received by or available to Lender on account of any Indebtedness from Borrower or any other person (except Guarantors), from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the liability of Guarantors hereunder.

4. No act or thing need occur to establish the liability of Guarantors hereunder, and with the exception of full payment, no act or thing (including, but not limited to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of Guarantors hereunder, shall in any way exonerate Guarantors, or affect, impair, reduce or release this Guaranty and the liability of Guarantors hereunder; and this shall be a continuing, absolute, unconditional and joint and several guaranty and shall be in force and be binding upon Guarantors until the Indebtedness is fully paid.

5. The liability of Guarantors hereunder shall not be affected or impaired in any way by any of the following acts or things (which Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any extension or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of the Note or any other Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable on any Indebtedness or the death of any other guarantor or obligor on any Indebtedness; (v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any of the Loan Documents or any other collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any of the Loan Documents or any other collateral security for any of the Indebtedness; (viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness.  Guarantors waive any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on their character as such.

6. Guarantors waive any and all defenses, claims, setoffs, and discharges of Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, Guarantors will not assert against Lender any defense of waiver, release, discharge in bankruptcy, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to Borrower in respect of the Indebtedness, or any setoff available against Lender to Borrower, whether or not on account of a related transaction, and Guarantors expressly agree that each Guarantor shall be and remain liable for any deficiency remaining after foreclosure of the Mortgage or other security interest securing any Indebtedness, notwithstanding provisions of applicable law that may prevent Lender from enforcing such deficiency against Borrower.  The liability of Guarantors shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Borrower or any of its assets.  Guarantors will not assert against Lender any claim, defense or setoff available to Guarantors against Borrower.

7. Guarantors also hereby waive:  (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by Lender and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Note, the Loan Documents or any other agreement evidencing any Indebtedness.  This is a guaranty of payment, not merely of collection.  Lender shall not be required to first resort for payment of the indebtedness to Borrower or other persons or business entities, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

8. Whenever, at any time or from time to time, Guarantors shall make any payment to Lender hereunder, Guarantors shall notify Lender in writing that such payment is made under this Guaranty for such purpose.  If any payment applied by Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

9. No payment by any Guarantor pursuant to any provision hereof shall entitle any Guarantor, by subrogation to the rights of Lender or otherwise, to any payment by Borrower or out of the property of Borrower until all of the Indebtedness (including interest) and all costs, expenses and attorneys’ fees paid or incurred by Lender in endeavoring to collect the Indebtedness and enforcing this Guaranty have been fully paid.  Guarantors will not exercise or enforce any right or contribution, reimbursement, recourse or subrogation available to Guarantors as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all such Indebtedness shall have been fully paid and discharged.

10. All existing and future indebtedness of Borrower to Guarantors is hereby subordinated to all indebtedness hereby guaranteed and, without the prior written consent of Lender, which consent may be withheld at Lender’s sole discretion, shall not be paid or withdrawn in whole or in part nor will Guarantors accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this Guaranty is in effect.  Any withdrawal (in cash or in kind) of any amounts invested in Borrower by any Guarantor shall be deemed such a withdrawal of capital.  Each payment by Borrower to any Guarantor in violation of this Guaranty shall be received by such Guarantor in trust for Lender and shall be paid to Lender immediately on account of the indebtedness of Borrower to Lender.  No such payment shall reduce or impair in any manner the liability of Guarantors under this Guaranty.

11. Guarantors hereby acknowledge and agree that upon any default by Borrower in connection with the Loan, Lender may charge or setoff (i) all sums owed to Lender under this Guaranty, or (ii) any claims of any Guarantor against Lender, against any and all of any Guarantor’s deposits, credits and accounts (including, without limitation, all certificates of deposit, debt instruments, securities and any other deposit, credit or account) with Lender and/or at Lender’s option, to administratively freeze all such deposits, credits and accounts to facilitate such charge or setoff.  Such right shall exist whether or not Lender shall have made any demand hereunder, whether or not said sums, or any part thereof, or deposits, credits or accounts held for the account of any Guarantor is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender.  Nothing in this Guaranty shall be deemed a waiver or prohibition of or restriction on Lender to all rights of banker’s lien, setoff and counterclaim available pursuant to law.

12. Guarantors represent, warrant and covenant to and with the Lender that:

(a)
There is no action or proceeding or investigation pending or, to the knowledge of any Guarantor, threatened against such Guarantor before any court or administrative agency or governmental authority which might result in any material adverse change in the business or financial condition of such Guarantor or in the property of such Guarantor;

(b)
Each Guarantor has filed all federal and state income tax returns which such Guarantor has been required to file, and has paid all taxes as shown on said returns and on all assessments received by such Guarantor to the extent that such taxes have become due;

(c)
Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any Guarantor under any agreement or instrument to which any Guarantor is now a party or by which any Guarantor may be bound;

(d)	This Guaranty is a valid and legally binding agreement of Guarantors and is enforceable against Guarantors in accordance with its terms;

(e)	Guarantors have either examined the Loan Documents or has had an opportunity to examine the Loan Documents and has waived the right to examine them;

(f)	Guarantors have the full power, authority, and legal right to execute and deliver this Guaranty;

(g)
All financial statements and other business and financial information previously provided to Lender by or on behalf of each Guarantor is true, correct and complete in all material respects, and does not omit to state any fact which is necessary to make the statements made therein not misleading; and without limitation of the foregoing, all contingent liabilities of each Guarantor are shown or noted on such financial statements; and

(h)	Each Guarantor either owns, directly or indirectly, an interest in Borrower (or is the spouse of an owner of such an interest), and/or expects to benefit from the making of the Loan to Borrower.

13. GUARANTORS ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY.  GUARANTORS, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH LEGAL COUNSEL OF GUARANTORS’ CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND GUARANTORS, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY, ANY RELATED AGREEMENTS OR OBLIGATIONS THEREUNDER.  GUARANTORS HAVE READ ALL OF THIS GUARANTY AND UNDERSTAND ALL OF THE PROVISIONS OF THIS GUARANTY.  GUARANTORS ALSO AGREE THAT COMPLIANCE BY LENDER WITH THE EXPRESS PROVISIONS OF THIS GUARANTY SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

14. This Guaranty shall be binding upon the heirs, beneficiaries, legal representatives, successors and assigns of Guarantors, and shall inure to the benefit of the successors and assigns of Lender.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings.

15. Guarantors (i) consent to the exclusive personal jurisdiction of the state and federal courts located in the State of North Dakota in connection with any controversy related in any way to this Guaranty, (ii) waive any argument that venue in such forums is not convenient, (iii) agree that any litigation initiated by Guarantors against Lender relating in any way to the Note and/or this Guaranty shall be venued in either the state or federal courts in the State of North Dakota, and (iv) agree that this Guaranty shall be governed, construed and interpreted in accordance with North Dakota law.

16. Each Guarantor agrees that notwithstanding the existence of other security interests or liens held by Lender with respect to the Loan, Lender shall have the right to determine the order in which all or any portion of the collateral or other security for payment of the Indebtedness shall be subjected to the remedies provided in the Loan Documents or applicable law.  Lender shall have the right to determine the order in which any or all portions of the obligations of Borrower are satisfied from the proceeds realized upon the exercise of such remedies.  Each Guarantor waives any and all right to require any marshalling of assets by Lender.

17. This Guaranty may be executed in several counterparts, each of which shall be an original and all of which shall constitute but a single instrument.

[signature page to follow]

IN WITNESS WHEREOF, this Guaranty has been executed as of the date and year first above written.

LEE OIL COMPANY , INC.	LEE’S FOOD MART’S, LLC

/s/	/s/
Name	Name
Title	Title

MOUND TECHNOLOGIES, INC.

/s/
Name
Title

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2008, by __________________, the ________________ of Lee Oil Company, Inc., a Virginia corporation, on behalf of the corporation.

Notary Public

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2008, by __________________, the ________________ of Lee’s Food Mart’s, LLC, a Tennessee limited liability company, on behalf of the company.

Notary Public

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2008, by __________________, the ________________ of Mound Technologies, Inc., a Nevada corporation, on behalf of the corporation.

Notary Public